Exhibit 99.1
PCTEL Posts $17.8 Million in Second Quarter Revenue
33 Percent Increase from Same Period Last Year
Bloomingdale, IL July 26, 2010 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and wireless network optimization solutions, announced results for the second quarter ended June 30, 2010.
Second Quarter Highlights
•	$17.8 million in revenue for the quarter, an increase of 33 percent over the same period in 2009. This is the fourth consecutive increase in quarterly revenues.

•	GAAP and Non-GAAP Gross Profit Margin of 46 percent, as compared to 46 percent for the same period last year.

•	GAAP Operating Margin of a negative (9) percent as compared to a negative (16) percent in the same period in 2009.

•	Non-GAAP Operating Margin of 6 percent versus 2 percent in the same period in 2009. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss of $(1.0) million for the quarter, or $(0.06) per share, compared to a net loss of $(1.3) million, or $(0.07) per diluted share for the same period in 2009.

•	Non-GAAP net income of $1.0 million for the quarter, or $0.06 per diluted share compared to $414,000 of net income, or $0.02 per diluted share, for the same period in 2009. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$72.8 million of cash, short-term investments, and long-term investments at June 30, 2010, an increase of $300,000 from the preceding quarter. During the quarter the company repurchased approximately 215,000 shares of its common stock for $1.3 million, and generated approximately $1.6 million of cash and investments from all other sources. The company has approximately $1.2 million remaining on its current share repurchase program authorization.
“We were pleased with the strong growth in some of our key vertical markets, including Smart Grid, Defense, and Wireless Test and Measurement,” said Marty Singer, PCTEL’s Chairman and CEO. “We will continue to leverage our engineering capabilities and customer relationships to deliver high-value and highest quality products into these exciting and high potential markets,” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 8:30 AM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 84880346. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 84880346.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TDS-CDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s continuing to leverage its engineering capabilities and customer relationships to expand its product line and deliver high value and highest quality products into high potential markets are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com mary@summitirgroup.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$32,698	$35,543
Short-term investment securities	36,483	27,896
Accounts receivable, net of allowance for doubtful accounts of $109 and $89 at June 30, 2010 and December 31, 2009, respectively	12,620	9,756
Inventories, net	9,090	8,107
Deferred tax assets, net	1,024	1,024
Prepaid expenses and other assets	3,451	2,541

Total current assets	95,366	84,867
Property and equipment, net	11,345	12,093
Long-term investment securities	3,611	12,135
Other intangible assets, net	11,345	9,241
Deferred tax assets, net	8,761	9,947
Other noncurrent assets	955	935

TOTAL ASSETS	$131,383	$129,218

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$3,290	$2,192
Accrued liabilities	6,012	3,786

Total current liabilities	9,302	5,978

Long-term liabilities	2,214	2,172

Total liabilities	11,516	8,150

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,917,259 and 18,494,499 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	19	18
Additional paid-in capital	138,768	138,141
Accumulated deficit	(18,946)	(17,122)
Accumulated other comprehensive income	26	31

Total stockholders’ equity	119,867	121,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$131,383	$129,218

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30.,
	2010	2009	2010	2009

REVENUES	$17,807	$13,368	$33,380	$27,507
COST OF REVENUES	9,693	7,310	18,047	14,778

GROSS PROFIT	8,114	6,058	15,333	12,729

OPERATING EXPENSES:
Research and development	3,088	2,649	6,173	5,337
Sales and marketing	2,526	1,914	4,785	3,996
General and administrative	2,925	2,543	5,477	5,076
Amortization of other intangible assets	776	553	1,539	1,106
Restructuring charges	490	340	490	493
Impairment of goodwill	—	—	—	1,485
Loss on sale of product lines and related note receivable	—	454	—	454
Royalties	—	(200)	—	(400)

Total operating expenses	9,805	8,253	18,464	17,547

OPERATING LOSS	(1,691)	(2,195)	(3,131)	(4,818)
Other income, net	87	201	246	366

LOSS BEFORE INCOME TAXES	(1,604)	(1,994)	(2,885)	(4,452)
Benefit for income taxes	(575)	(700)	(1,061)	(1,296)

NET LOSS	($1,029)	($1,294)	($1,824)	($3,156)

Basic Earnings per Share:
Net Loss	($0.06)	($0.07)	($0.10)	($0.18)
Diluted Earnings per Share:
Net Loss	($0.06)	($0.07)	($0.10)	($0.18)

Weighted average shares — Basic	17,540	17,616	17,454	17,583
Weighted average shares — Diluted	17,540	17,616	17,454	17,583

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Operating Loss	($1,691)	($2,195)	($3,131)	($4,818)

(a) Add:
Amortization of intangible assets	776	553	1,539	1,106
Restructuring charges	490	340	490	493
Impairment of goodwill	—	—	—	1,485
Loss on sale of product lines and related note receivable	—	454	—	454
Stock Compensation
-Cost of Goods Sold	165	75	256	187
-Engineering	205	205	354	344
-Sales & Marketing	273	149	481	287
-General & Administrative	912	719	1,416	1,149

	2,821	2,495	4,536	5,505

Non-GAAP Operating Income	$1,130	$300	$1,405	$687

% of revenue	6.3%	2.2%	4.2%	2.5%
Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net Loss	($1,029)	($1,294)	($1,824)	($3,156)

Add:
(a) Non-GAAP adjustment to operating loss	2,821	2,495	4,536	5,505
(b) Income Taxes	(794)	(787)	(1,358)	(1,482)

	2,027	1,708	3,178	4,023

Non-GAAP Net Income	$998	$414	$1,354	$867

Basic Earnings per Share:
Non-GAAP Net Income	$0.06	$0.02	$0.08	$0.05

Diluted Earnings per Share:
Non-GAAP Net Income	$0.06	$0.02	$0.08	$0.05

Weighted average shares — Basic	17,540	17,616	17,454	17,583
Weighted average shares — Diluted	17,823	17,616	18,015	17,764
This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges.

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense.